PROMISSORY NOTE

$7,234,787.00	February 27, 2004

FOR VALUE RECEIVED, the undersigned COLE WW II, LLC, an Arizona limited liability company (the “Borrower”) hereby promises to pay to the order of SOUTHTRUST BANK, an Alabama banking corporation (the “Bank”), the principal amount of the Cole WW II Advance (as hereinafter defined) owing to Bank by Borrower pursuant to that certain Credit Agreement of even date herewith among Borrower, Cole WW IV, LLC, Conwa Property II LLC, Conwa Property IV LLC, SWA Remainder II LLC, SWA Remainder IV LLC and Bank (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement” capitalized terms used herein as therein defined), together with interest on the unpaid principal amount of the Cole WW II Loan until paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

This Promissory Note is the Cole WW II Note referred to in, and is entitled to the benefits of, the Credit Agreement, to which reference is made for a statement of the rights and obligations of Borrower and Bank in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Borrower to pay the principal sum of and interest on this Promissory Note when due. The Credit Agreement, among other things, (i) provides for the making of an Advance of the Cole WW II Loan by Bank to Borrower (the “Cole WW II Advance”) in an amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness resulting from the Cole WW II Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of Borrower under this Promissory Note are secured by the Collateral as provided in the Loan Documents.

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be executed and delivered as of the date first above written.

COLE WW II, LLC, an Arizona limited liability company
By:	SERIES A, LLC, an Arizona limited liability company. its Manager
	By:	/s/ Blair D. Koblenz
	Name:	Blair D. Koblenz
	Title:	Executive Vice President

STATE OF Arizona

COUNTY OF Maricopa

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Blair D. Koblenz, whose name as Executive Vice President of Series A, LLC, an Arizona limited liability company, as Manager of Cole WW II, LLC, an Arizona limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he/she, as such Executive Vice President and with full authority, executed the same voluntarily for and as the act of said limited liability company in its capacity as aforesaid.

Given under my hand and official seal, this the 25th day of February, 2004.

[SEAL]

/s/ Amberlee Dosch
Notary Public
My Commission Expires:	12-02-2007